Exhibit 99.1

Teradyne Reports 53% Sequential Growth in Second Quarter 2013 Sales,

Raises Outlook for Third Quarter of 2013

Q2’13 revenue of $429 million, up 53% from Q1’13 and down 22% from Q2’12

Q2’13 orders of $474 million, up 18% from Q1’13 and down 20% from Q2’12

Q2’13 diluted non-GAAP net income of $0.43 per share, up from $0.09 per share in Q1’13 and down from $0.77 per share in Q2’12. Q2’13 diluted GAAP net income of $0.28 per share

Q3’13 guidance: Revenue of $425 million to $465 million; Diluted non-GAAP net income of $0.39 to $0.49 per share; Diluted GAAP net income of $0.23 to $0.31 per share

NORTH READING, Mass. – July 24, 2013 – Teradyne, Inc. (NYSE: TER) reported revenue of $429 million for the second quarter of 2013 of which $293 million was in Semiconductor Test, $99 million in Wireless Test and $37 million in Systems Test. On a non-GAAP basis, Teradyne’s net income in the second quarter was $89.1 million, or $0.43 per diluted share. This excludes acquired intangible asset amortization and non-cash convertible debt interest and includes income taxes on a cash basis. GAAP net income for the second quarter was $66.6 million, or $0.28 per diluted share.

Bookings in the second quarter of 2013 were $474 million of which $362 million were in Semiconductor Test, $87 million in Wireless Test and $25 million in Systems Test.

“We delivered our 16th consecutive quarter of profitable operations with strong growth in our semiconductor and wireless test businesses,” said CEO, Mike Bradley. “Semiconductor Test orders grew 40% in the quarter driven by the mobile, power management, microcontroller, and memory test sectors. Wireless and Systems Test orders declined in the quarter as customers adjusted their capacity to market demand. We’ve raised our third quarter revenue outlook to reflect these order trends.”

Guidance for the third quarter of 2013 is revenue of $425 million to $465 million with non-GAAP net income per diluted share of $0.39 to $0.49 and GAAP net income per diluted share of $0.23 to $0.31. Non-GAAP guidance excludes acquired intangible asset amortization and non-cash convertible debt interest and includes income taxes on a cash basis.

Webcast

A conference call to discuss the second quarter of 2013 results, along with management’s business outlook is scheduled at 10 a.m. EDT, Thursday, July 25, 2013. The call will be broadcast simultaneously over the Internet. Interested investors should access the webcast at www.teradyne.com and click on “Investors” at least five minutes before the call begins.

A replay will be available approximately two hours after the completion of the call. The replay number in the U.S. & Canada is 855-859-2056. The replay number outside the U.S. & Canada is 404-537-3406. The pass code for both numbers is 13172250. A replay will also be available on the Teradyne website at www.teradyne.com. Click on “Investors” for a link to the replay. The replay will be available via phone and website through August 10, 2013.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses non-GAAP results of operations that exclude certain income items and charges. These results are provided as a complement to results provided in accordance with GAAP. Non-GAAP income from operations and non-GAAP net income exclude acquired intangible asset amortization, non-cash convertible debt interest, fair value inventory step-up related to LitePoint, pension and post retirement actuarial gains and losses, and restructuring and other, and include income taxes on a cash basis. GAAP requires that these items be included in determining income from operations and net income. Non-GAAP income from operations, non-GAAP net income, non-GAAP income from operations and non-GAAP net income as a percentage of revenue, and non-GAAP net income per share are non-GAAP measures presented to provide meaningful supplemental information regarding Teradyne’s baseline performance before gains, losses or other charges that may not be indicative of Teradyne’s current core business or future outlook. These non-GAAP measures are used to make operational decisions, to determine employee compensation, to forecast future operational results, and for comparison with Teradyne’s business plan, historical operating results and the operating results of Teradyne’s competitors. Non-GAAP gross margin excludes charges related to the fair value inventory step-up recorded as part of acquisition purchase accounting and pension and post retirement actuarial gains and losses. GAAP requires that this item be included in determining gross margin. Non-GAAP gross margin dollar amount and percentage are non-GAAP measures that management believes provide useful supplemental information for management and the investor. Management uses non-GAAP gross margin as a performance measure for Teradyne’s current core business and future outlook and for comparison with Teradyne’s business plan, historical gross margin results and the gross margin results of Teradyne’s competitors. Non-GAAP diluted shares include the impact of Teradyne’s call option on its shares. Management believes each of these non-GAAP measures provides useful supplemental information for investors, allowing greater transparency to the information used by management in its operational decision making and in the review of Teradyne’s financial and operational performance, as well as facilitating meaningful comparisons of Teradyne’s results in the current period compared with those in prior and future periods. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the attached exhibits and on the Teradyne website at www.teradyne.com by clicking on “Investors” and then selecting the “GAAP to Non-GAAP Reconciliation” link. The non-GAAP financial measures discussed in this press release may not be comparable to similarly titled measures used by other companies. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About Teradyne

Teradyne (NYSE:TER) is a leading supplier of Automatic Test Equipment used to test semiconductors, wireless products, data storage and complex electronic systems which serve consumer, communications, industrial and government customers. In 2012, Teradyne had sales of $1.66 billion and currently employs approximately 3,700 people worldwide. For more information, visit www.teradyne.com. Teradyne(R) is a registered trademark of Teradyne, Inc. in the U.S. and other countries.

Safe Harbor Statement

This release contains forward-looking statements regarding future business prospects, Teradyne’s results of operations and market conditions. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees of future performance. You can identify these forward-looking statements based on the context of the statements and by the fact that they use words such as “will,” “anticipate,” “expect,” “project,” “intend,” “plan,” “believe,” “target” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. There can be no assurance that management’s estimates of Teradyne’s future results or other forward looking statements will be achieved. Important factors that could cause actual results to differ materially from those presently expected include: conditions affecting the markets in which Teradyne operates; decreased or delayed product demand; increased research and development spending and other events, factors and risks disclosed in filings with the SEC, including, but not limited to, the “Risk Factors” section of Teradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and Quarterly Report on Form 10-Q for the period ended March 31, 2013. The forward-looking statements provided by Teradyne in this press release represent management’s views as of the date of this release. Teradyne anticipates that subsequent events and developments may cause management’s views to change. However, while Teradyne may elect to update these forward-looking statements at some point in the future, Teradyne specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Teradyne’s views as of any date subsequent to the date of this release.

TERADYNE, INC. REPORT FOR SECOND FISCAL QUARTER OF 2013

CONDENSED CONSOLIDATED OPERATING STATEMENTS

(In thousands, except per share amounts)

	Quarter Ended			Six Months Ended
	June 30, 2013	March 31, 2013	July 1, 2012	June 30, 2013	July 1, 2012
Net revenues	$428,889	$280,367	$548,284	$709,256	$944,952
Cost of revenues (1) (2)	187,656	126,950	238,778	314,606	444,520

Gross profit	241,233	153,417	309,506	394,650	500,432

Operating expenses:
Engineering and development (1)	67,773	62,751	67,834	130,524	129,113
Selling and administrative (1)	69,230	67,890	72,064	137,120	138,697
Acquired intangible asset amortization	18,063	18,036	18,429	36,099	36,858
Restructuring and other (3)	259	332	(6,262)	591	(8,087)

Operating expenses	155,325	149,009	152,065	304,334	296,581

Income from operations	85,908	4,408	157,441	90,316	203,851

Interest and other (4)	(5,551)	(5,834)	(5,449)	(11,385)	(10,615)

Income (loss) before income taxes	80,357	(1,426)	151,992	78,931	193,236
Income tax provision (benefit)	13,801	(8,015)	40,605	5,786	48,285

Net income	$66,556	$6,589	$111,387	$73,145	$144,951

Net income per common share:
Basic	$0.35	$0.03	$0.60	$0.38	$0.78

Diluted	$0.28	$0.03	$0.49	$0.31	$0.63

Weighted average common shares - basic	190,569	189,686	186,573	190,128	186,205

Weighted average common shares - diluted (5)	234,909	234,757	229,646	234,833	230,399

Net orders	$473,815	$400,082	$591,703	$873,897	$1,049,785

(1)	In the first quarter of 2012, we changed our accounting method from delayed recognition of actuarial gains and losses for our defined benefit pension plans and other post retirement benefit plans to immediate recognition. We elected to immediately recognize net actuarial gains and losses and the change in the fair value of plan assets in our operating results in the year in which they occur. Below are the pension (gains) and losses included in our operating results:

	Quarter Ended			Six Months Ended
	June 30, 2013	March 31, 2013	July 1, 2012	June 30, 2013	July 1, 2012
Cost of revenues	$(335)	$—	$778	$(335)	$778
Engineering and development	(659)	—	1,463	(659)	1,463
Selling and administrative	(365)	—	813	(365)	813

	$(1,359)	$—	$3,054	$(1,359)	$3,054

(2)	Cost of revenues includes:

	Quarter Ended			Six Months Ended
	June 30, 2013	March 31, 2013	July 1, 2012	June 30, 2013	July 1, 2012
Provision for excess and obsolete inventory	$1,975	$3,800	$9,353	$5,775	$10,927
Sale of previously written down inventory	(3,058)	(1,783)	—	(4,841)	(1,272)
Inventory step-up	—	—	1,218	—	6,089

	$(1,083)	$2,017	$10,571	$934	$15,744

(3)	Restructuring and other consists of:

	Quarter Ended			Six Months Ended
	June 30, 2013	March 31, 2013	July 1, 2012	June 30, 2013	July 1, 2012
Contingent consideration fair value adjustment	$—	$—	$(6,548)	$—	$(8,373)
Employee severance	259	332	286	591	286

	$259	$332	$(6,262)	$591	$(8,087)

(4)	Interest and other includes:

	Quarter Ended			Six Months Ended
	June 30, 2013	March 31, 2013	July 1, 2012	June 30, 2013	July 1, 2012
Non-cash convertible debt interest	$3,884	$3,754	$3,389	7,638	$6,664

(5)	Under GAAP, when calculating diluted earnings per share, convertible debt must be assumed to have converted if the effect on EPS would be dilutive. Diluted shares assume the conversion of the convertible debt as the effect would be dilutive. Accordingly, for the quarters ended June 30, 2013, March 31, 2013 and July 1, 2012, and for the six months ended June 30, 2013 and July 1, 2012, 23.3 million, 23.4 million, 22.3 million, 23.3 million and 22.7 million shares, respectively, have been included in diluted shares.

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	June 30, 2013	December 31, 2012
Assets
Cash and cash equivalents	$227,601	$338,920
Marketable securities	501,148	431,516
Accounts receivable	228,208	153,423
Inventories	128,204	139,410
Deferred tax assets	83,789	77,305
Prepayments and other current assets	113,253	95,487

Total current assets	1,282,203	1,236,061
Net property, plant and equipment	264,876	265,782
Marketable securities	302,846	235,872
Other assets	19,051	20,209
Retirement plan assets	4,194	3,282
Intangible assets	283,728	318,867
Goodwill	349,272	349,272

Total assets	$2,506,170	$2,429,345

Liabilities
Accounts payable	$67,125	$58,324
Accrued employees’ compensation and withholdings	73,756	86,264
Deferred revenue and customer advances	76,254	81,357
Other accrued liabilities	54,684	57,249
Accrued income taxes	16,104	12,306
Current debt	179,565	2,328

Total current liabilities	467,488	297,828

Long-term deferred revenue and customer advances	18,240	16,227
Retirement plan liabilities	94,004	94,373
Deferred tax liabilities	39,011	50,201
Long-term other accrued liabilities	20,934	21,302
Long-term debt	—	171,059

Total liabilities	639,677	650,990

Shareholders’ equity	1,866,493	1,778,355

Total liabilities and shareholders’ equity	$2,506,170	$2,429,345

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Quarter Ended		Six Months Ended
	June 30, 2013	July 1, 2012	June 30, 2013	July 1, 2012
Cash flows from operating activities:
Net income	$66,556	$111,387	$73,145	$144,951
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	13,437	13,290	27,552	25,578
Amortization	22,041	21,929	43,925	43,744
Stock-based compensation	9,054	10,630	18,077	21,396
Provision for excess and obsolete inventory	1,975	9,353	5,775	10,927
Deferred taxes	(11,465)	8,238	(17,648)	15,937
Inventory step-up	—	1,218	—	6,089
Contingent consideration adjustment	—	(6,548)	—	(8,373)
Tax benefit related to stock options and restricted stock units	(1,584)	(7,600)	(1,584)	(7,600)
Retirement plan actuarial (gains) losses	(1,359)	3,054	(1,359)	3,054
Impairment loss on property, plant and equipment	1,074	—	1,074	—
Other	946	16	1,077	(471)

Changes in operating assets and liabilities:
Accounts receivable	(61,594)	(124,577)	(74,785)	(216,794)
Inventories	30,413	(2,190)	26,373	21,446
Prepayments and other assets	(16,207)	3,142	(17,277)	5,027
Accounts payable and accrued expenses	32,109	36,399	(15,149)	27,140
Deferred revenue and customer advances	7,056	(4,494)	(3,090)	(6,198)
Retirement plan contributions	(1,448)	(1,489)	(2,511)	(2,550)
Accrued income taxes	14,467	30,334	5,382	29,958

Net cash provided by operating activities	105,471	102,092	68,977	113,261

Cash flows from investing activities:
Purchases of property, plant and equipment	(28,251)	(30,730)	(50,798)	(57,804)
Purchases of marketable securities	(333,556)	(73,776)	(458,070)	(153,871)
Proceeds from maturities of marketable securities	148,994	39,643	268,546	86,192
Proceeds from sales of marketable securities	28,561	3,772	50,255	10,028

Net cash used for investing activities	(184,252)	(61,091)	(190,067)	(115,455)

Cash flows from financing activities:
Issuance of common stock under stock option and stock purchase plans	717	7,059	9,638	16,984
Tax benefit related to stock options and restricted stock units	1,584	7,600	1,584	7,600
Payments of long-term debt	(1,063)	—	(1,063)	(1,246)
Payments of contingent consideration	(75)	—	(388)	(5,824)

Net cash provided by financing activities	1,163	14,659	9,771	17,514

(Decrease) increase in cash and cash equivalents	(77,618)	55,660	(111,319)	15,320
Cash and cash equivalents at beginning of period	305,219	533,396	338,920	573,736

Cash and cash equivalents at end of period	$227,601	$589,056	$227,601	$589,056

GAAP to Non-GAAP Earnings Reconciliation

(In millions, except per share amounts)

	Quarter Ended
	June 30, 2013	% of Net Revenues			March 31, 2013	% of Net Revenues			July 1, 2012	% of Net Revenues
Net revenues	$428.9				$280.4				$548.3

Gross profit—GAAP	$241.2	56.2%			$153.4	54.7%			$309.5	56.4%
Inventory step-up	—	—			—	—			1.2	0.2%
Pension mark-to-market adjustments (1)	(0.3)	-0.1%			—	—			0.8	0.1%

Gross profit—non-GAAP	$240.9	56.2%			$153.4	54.7%			$311.5	56.8%

Income from operations - GAAP	$85.9	20.0%			$4.4	1.6%			$157.4	28.7%
Acquired intangible asset amortization	18.1	4.2%			18.0	6.4%			18.4	3.4%
Restructuring and other (2)	0.3	0.1%			0.3	0.1%			(6.3)	-1.1%
Pension mark-to-market adjustments (1)	(1.4)	-0.3%			—	—			3.1	0.6%
Inventory step-up	—	—			—	—			1.2	0.2%

Income from operations - non-GAAP	$102.9	24.0%			$22.7	8.1%			$173.8	31.7%

			Net Income per Common Share				Net Income per Common Share				Net Income per Common Share
	June 30, 2013	% of Net Revenues	Basic	Diluted	March 31, 2013	% of Net Revenues	Basic	Diluted	July 1, 2012	% of Net Revenues	Basic	Diluted
Net income—GAAP	$66.6	15.5%	$0.35	$0.28	$6.6	2.4%	$0.03	$0.03	$111.4	20.3%	$0.60	$0.49
Acquired intangible asset amortization	18.1	4.2%	0.09	0.08	18.0	6.4%	0.09	0.08	18.4	3.4%	0.10	0.09
Income tax adjustment (3)	1.6	0.4%	0.01	0.01	(10.5)	-3.7%	(0.06)	(0.04)	25.1	4.6%	0.13	0.12
Interest and other (4)	3.9	0.9%	0.02	0.02	3.8	1.4%	0.02	0.02	3.4	0.6%	0.02	0.02
Restructuring and other (2)	0.3	0.1%	0.00	0.00	0.3	0.1%	0.00	0.00	(6.3)	-1.1%	(0.03)	(0.03)
Pension mark-to-market adjustments (1)	(1.4)	-0.3%	(0.01)	(0.01)	—	—	—	—	3.1	0.6%	0.02	0.01
Inventory step-up	—	—	—	—	—	—	—	—	1.2	0.2%	0.01	0.01
Convertible share adjustment (5)	—	—	—	0.05	—	—	—	0.01	—	—	—	0.06

Net income—non-GAAP	$89.1	20.8%	$0.47	$0.43	$18.2	6.5%	$0.10	$0.09	$156.3	28.5%	$0.84	$0.77

GAAP and non-GAAP weighted average common shares—basic	190.6				189.7				186.6
GAAP weighted average common shares—diluted	234.9				234.8				229.6
Exclude dilutive shares from convertible note	(23.3)				(42.3)				(22.3)

Non-GAAP weighted average common shares—diluted (5)	211.6				192.5				207.3

(1) Actuarial loss recognized under GAAP in accordance with the Company’s mark-to-market pension accounting.
(2) Restructuring and other consists of:

	Quarter Ended
	June 30, 2013				March 31, 2013				July 1, 2012
Contingent consideration fair value adjustment	$—				$—				$(6.5)
Employee severance	0.3				0.3				0.3

	$0.3				$0.3				$(6.3)

(3)	For the quarters ended June 30, 2013, March 31, 2013 and July 1, 2012, adjustment to record income taxes on a cash basis.

(4)	For the quarters ended June 30, 2013, March 31, 2013 and July 1, 2012, Interest and other included non-cash convertible debt interest.

(5)	For the quarters ended June 30, 2013 and July 1, 2012, the calculation of non-GAAP diluted earnings per share gives benefit to the Company’s call option on its stock for 34.7 million shares at $5.48. As a result, 18.7 million and 17.3 million shares have been included in non-GAAP diluted shares and net interest expense of $2.3 million has been added back to non-GAAP net income for the non-GAAP diluted earnings per share calculation.

	Six Months Ended
	June 30, 2013	% of Net Revenues			July 1, 2012	% of Net Revenues
Net Revenues	$709.3				$945.0
Gross profit - GAAP	$394.7	55.6%			$500.4	53.0%
Inventory step-up	—	—			6.1	0.6%
Pension mark-to-market adjustments (1)	(0.3)	0.0%			0.8	0.1%

Gross profit - non-GAAP	$394.4	55.6%			$507.3	53.7%
Income from operations - GAAP	$90.3	12.7%			$203.9	21.6%
Acquired intangible asset amortization	36.1	5.1%			36.9	3.9%
Inventory step-up	—	—			6.1	0.6%
Pension mark-to-market adjustments (1)	(1.4)	-0.2%			3.1	0.3%
Restructuring and other (2)	0.6	0.1%			(8.1)	-0.9%

Income from operations - non-GAAP	$125.6	17.7%			$241.9	25.6%

			Net Income per Common Share				Net Income per Common Share
	June 30, 2013	% of Net Revenues	Basic	Diluted	July 1, 2012	% of Net Revenues	Basic	Diluted
Net income - GAAP	$73.1	10.3%	$0.38	$0.31	$145.0	15.3%	$0.78	$0.63
Acquired intangible asset amortization	36.1	5.1%	0.19	0.15	36.9	3.9%	0.20	0.18
Income tax adjustment (3)	(8.8)	-1.2%	(0.05)	(0.04)	26.9	2.8%	0.14	0.13
Interest and other (4)	7.6	1.1%	0.04	0.03	6.7	0.7%	0.04	0.03
Inventory step-up	—	—	—	—	6.1	0.6%	0.03	0.03
Pension mark-to-market adjustments (1)	(1.4)	-0.2%	(0.01)	(0.01)	3.1	0.3%	0.02	0.01
Restructuring and other (2)	0.6	0.1%	0.00	0.00	(8.1)	-0.9%	(0.04)	(0.04)
Convertible share adjustment (5)	—	—	—	0.09	—	—	—	0.10

Net income - non-GAAP	$107.2	15.1%	$0.56	$0.53	$216.6	22.9%	$1.16	$1.07

GAAP and non-GAAP weighted average common shares—basic	190.1				186.2
GAAP weighted average common shares—diluted	234.8				230.4
Exclude dilutive shares from convertible note	(23.3)				(22.7)

Non-GAAP weighted average common shares—diluted (5)	211.5				207.7

(1) Actuarial loss recognized under GAAP in accordance with the Company’s mark-to-market pension accounting.
(2) Restructuring and other consists of:

	Six Months Ended
	June 30, 2013				July 1, 2012
Contingent consideration fair value adjustment	$—				$(8.4)
Employee severance	0.6				0.3

	$0.6				$(8.1)

(3) For the six months ended June 30, 2013 and July 1, 2012, adjustment to record income tax provision on a cash basis.

(4)    For the six months ended June 30, 2013 and July 1, 2012, Interest and Other included non-cash convertible debt interest.

(5)    For the six months ended June 30, 2013 and July 1, 2012, the calculation of non-GAAP diluted earnings per share gives benefit to the Company’s call option on its stock for 34.7 million shares at $5.48. As a result, 18.8 million and 17.8 million shares have been included in non-GAAP diluted shares and net interest expense of approximately $4.7 million has been added back to non-GAAP net income for the non-GAAP diluted earnings per share calculation.

GAAP to Non-GAAP Reconciliation of Third Quarter 2013 guidance:

GAAP and non-GAAP third quarter revenue guidance:	$425 million	to	$465 million

GAAP net income per diluted share	$0.23		$0.31

Exclude acquired intangible asset amortization	0.08		0.08
Exclude non-cash convertible debt interest	0.02		0.02
Adjustment to record income taxes on a cash basis	0.01		0.02
Exclude dilutive shares from convertible note	0.05		0.06

Non-GAAP net income per diluted share	$0.39		$0.49

For press releases and other information of interest to investors, please visit Teradyne’s homepage at http://www.teradyne.com.

Contact:	Teradyne, Inc.
Andy Blanchard 978-370-2425
Vice President of Corporate Relations